UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2007
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective February 16, 2007, William C. Richardson retired from the Board of Directors of Kellogg Company (the “Company”). He recently retired from his role as trustee of the W.K. Kellogg Foundation Trust.
(d) On February 16, 2007, the Board elected Sterling K. Speirn as a director effective March 1, 2007 to fill Dr. Richardson’s position. Mr. Speirn’s term expires at the 2008 annual meeting of shareowners. The Board also appointed Mr. Speirn to the consumer marketing and social responsibility committees. Mr. Speirn is the President and CEO of the W.K. Kellogg Foundation and is a trustee of the W.K. Kellogg Foundation Trust.
Mr. Speirn’s compensation will be similar to other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 3, 2006 (the “2006 Proxy”).
Information about transactions between the Company and the W.K. Kellogg Foundation Trust is set forth in the 2006 Proxy, and such information is incorporated by reference herein.
(e) The Board made compensation determinations with respect to the Company’s named executive officers and the Compensation Committee adopted the 2007-2009 Executive Performance Plan, each as set forth below.
Base Salaries; Target AIP Payments. Effective April 1, 2007, the Board approved the following base salaries for the named executive officers of the Company: John A. Bryant, $635,000; and Jeffrey W. Montie, $640,000. In addition, the Board approved new 2007 target annual incentive plan (“AIP”) payment percentages of 90% for Mr. Bryant (from 75%); and 90% for Mr. Montie (from 85%). These AIP opportunities are established as a percentage of an executive’s base salary with actual AIP payments each year ranging from 0% to 200% of the target opportunity. The financial metrics for the 2007 AIP are based on corporate, business unit and individual performance factors given the functions of the particular executive. All AIP payments are made in cash.
2007-2009 Executive Performance Plan. The Compensation Committee of the Board approved the 2007-2009 Executive Performance Plan (“2007-2009 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of multi-year internal cash flow targets. Awards are paid in shares, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the Board (and the independent members of the Board with respect to Mr. Mackay) approved 2007-2009 EPP target awards of 40,600 shares for A.D. David Mackay; 9,800 shares for Mr. Bryant; and 9,800 shares for Mr. Montie. Participants in the 2007-2009 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2007-2009 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.
Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1. 2007-2009 Executive Performance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY
Date: February 20, 2007	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX
10.1	2007-2009 Executive Performance Plan.